UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2008

ADVANCED TECHNOLOGY ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-137863	68-0635064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 A Achimeir Street	52587
Ramat Gan Israel	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  011-972-3-751-3707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) Resignation of Director

Effective June 16, 2008, Avigdor Kaplan resigned as a member of the Board of Directors (the “Board”) and the Audit Committee of the Board of Advanced Technology Acquisition Corp. (the “Company”).

Item 5.02(d) Election of New Directors

On June 16, 2008, the Board elected Yoram Buki as a Class A director, Nathan Sharony as a Class B director, and Yacov Rozen as a Class C director to the Board following nomination by the Board’s independent directors. Yoram Buki and Yacov Rozen have also been appointed to serve on the Audit Committee of the Board.

Each of Yoram Buki, Nathan Sharony and Yacov Rozen will be compensated for service on the Board at a rate of $2,000 per month and $500 per meeting attended, the receipt of such compensation to be contingent upon and deferred until the consummation of an initial business combination, as approved by a majority of the shares of common stock of the Company voted by the Company’s public stockholders, at which time all accrued compensation shall be paid, in cash, to Yoram Buki, Nathan Sharony and Yacov Rozen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED TECHNOLOGY ACQUISITION CORP.

Date: June 17, 2008	By:	/s/ Ido Bahbut
Ido Bahbut
Chief Financial Officer (authorized signatory)